Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Southern Trust Securities Holding Corp., Inc. (the “Corporation”) each certifies, to the best of his knowledge, that the Corporation’s Quarterly Report on Form 10-QSB for the period ended September 30, 2007 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and the information contained in that Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

November 7, 2007	By:	/s/ Robert Escobio
Robert Escobio
Chief Executive Officer

November 7, 2007	By:	/s/ Fernando Fussa
Fernando Fussa
Chief Financial Officer

This certification is made solely for the purpose of 18 U.S.C. Section 1350 and is not being filed as part of the Form 10-QSB or as a separate disclosure document, and may not be disclosed, distributed or used by any person for any reason other than as specifically required by law.